Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Ottawa Savings Bancorp, Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.     The Report fully complies with the requirements of section 13(a) or 15(d) of The Securities Exchange Act of 1934; and

2.     The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Jon L. Kranov
Jon L. Kranov
President and Chief Executive Officer

May 15, 2015

/s/ Marc N. Kingry
Marc N. Kingry
Chief Financial Officer

May 15, 2015